EXECUTION COPY

                                 XL CAPITAL LTD

                              EQUITY SECURITY UNITS

                                  -------------

                             UNDERWRITING AGREEMENT

                                                                  March 17, 2004

Goldman, Sachs & Co.,
Citigroup Global Markets Inc.,
Deutsche Bank Securities Inc., and
J.P. Morgan Securities Inc.
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

as Representatives of the several
   Underwriters named in the Pricing
   Agreement hereinafter described

Ladies and Gentlemen:

         From time to time XL Capital Ltd, a Cayman Islands exempted limited company (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its Equity Security Units (the "Units"), with a stated amount of $25, specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Firm Units"). Each Unit will consist of
(a) a purchase contract pursuant to which the Company agrees to sell and the holder agrees to buy Class A Ordinary Shares, par value $0.01 per share of the Company ("Ordinary Shares") on May 15, 2007 (the "Purchase Contracts") and (b) a 1/40, or 2.5%, ownership interest in a senior note of the Company as identified in the Pricing Agreement relating thereto (the "Underlying Notes") on the terms set forth herein and in the Pricing Agreement. If specified in such Pricing Agreement, the Company may grant to the Underwriters the right to purchase at their election an additional number of Units, specified in such Pricing Agreement as provided in Section 3 hereof (the "Optional Units"). The Firm Units and the Optional Units, if any, which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "Designated Units".

         The terms and rights of any particular issuance of Designated Units shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the agreement governing the Purchase Contracts (the "Purchase Contract Agreement"), the indenture including the supplemental indenture relating to the Underlying Notes (collectively, the "Indenture"), the Purchase Contracts, the pledge agreement (the "Pledge Agreement"), the Underlying Notes, and the remarketing agreement (the "Remarketing Agreement"), each as identified in such Pricing Agreement.

         1. Particular sales of Designated Units may be made from time to time to the Underwriters of such Units, for whom the firms designated as representatives of the Underwriters of such Units in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Units or as an obligation of any of the Underwriters to purchase any of the Units. The obligation of the Company to issue and sell any of the Units and the obligation of any of the Underwriters to purchase any of the Units shall be evidenced by the Pricing Agreement with respect to the Designated Units specified therein. Each Pricing Agreement shall specify the aggregate number of the Firm Units, the maximum number of Optional Units, if any, the initial public offering price of such Firm and Optional Units or the manner of determining such price, the purchase price to the Underwriters of such Designated Units, the names of the Underwriters of such Designated Units, the names of the Representatives of such Underwriters, the number of such Designated Units to be purchased by each Underwriter and the commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Firm and Optional Units, if any, and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the registration statement and prospectus with respect thereto) the terms of the Underlying Notes and the Purchase Contracts of which the Designated Units shall initially consist, interest rates, if any, and maturity of the Underlying Notes, whether such Units or any of the securities of which the Designated Units shall consist will be convertible at the option of the holder thereof, any settlement rates or price(s), any redemption provisions and any sinking fund requirements. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

         2. The Company represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof, as of the date of the Pricing Agreement with respect to any Designated Units and as of each Time of Delivery, that:

              (a) The Company meets the requirements for use of Form S-3 under the Act; and a registration statement on Form S-3 (File No 333-101288) (the "Initial Registration Statement") in respect of the Units has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to the Representatives for each of the other Underwriters has been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than the Company's Annual Report on Form 10-K for the year ended December 31, 2003 incorporated by reference into the Initial



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

         Registration Statement and the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) or Rule 424(b) under the Act, including the related preliminary prospectus supplement with respect to the Units), is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, at the time such part of the Initial Registration Statement or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective but excluding each Form T-1, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became effective and, as amended, at the time each incorporated document was filed with the Commission are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Units, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, including any prospectus supplements thereto, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Units in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
         Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

              (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement


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

         of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date, as of the date hereof and as of the date of execution of the Pricing Agreement with respect to such Designated Units as to the Registration Statement and any amendment thereto and as of the applicable filing date and as of the Time of Delivery as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading and the statements in the Prospectus, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Units through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Units;

              (d) Neither the Company nor any of its Significant Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus which loss or interference would have a Material Adverse Effect (as defined below), or would reasonably be expected to have a prospective Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than changes resulting from the exercise of stock options or the conversions of warrants or capital stock which were outstanding as of such date, or from the exercise of options granted after such date in the ordinary course of business or from repurchases of capital stock) or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Significant Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

              (e) The Company has been duly incorporated and is validly existing as an exempted limited company in good standing under the laws of the Cayman Islands, with full power and authority to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified in any such jurisdiction or to have any such power or authority would not have a material adverse effect on the current or future condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole or the


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


         transactions contemplated by this Agreement (a "Material Adverse Effect"); and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

              (f) The Company had, on December 31, 2003, an authorized capitalization as set forth in the Prospectus under the caption "Actual" under the heading "Capitalization", and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Ordinary Shares issuable pursuant to the terms of the Purchase Contracts (the "Underlying Shares") have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of such Purchase Contracts, will be duly and validly issued, fully paid and non-assessable; the stockholders of the Company have no preemptive or similar rights with respect to such Underlying Shares and no shareholder consents are required in connection with the Company's issuance and sale of Ordinary Shares to be issued pursuant to the Purchase Contracts; and the Underlying Shares will conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented with respect to the Designated Units;

              (g)  This  Agreement  has  been  duly  authorized,   executed  and
         delivered by the Company, and each Pricing Agreement has been duly authorized by and, on the date thereof, will be duly executed and delivered by the Company;

              (h) Prior to the execution and delivery of the Pricing Agreement relating to the Designated Units, each of the Purchase Contract Agreement and the Pledge Agreement referred to therein shall have been duly authorized by the Company; and, at the First Time of Delivery, will be duly executed and delivered by the Company, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles; and each of the Purchase Contract Agreement and the Pledge Agreement will conform in all material respects, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to the Designated Units;

              (i) Prior to the execution and delivery of the Pricing Agreement relating to the Designated Units, the Remarketing Agreement referred to therein shall have been duly authorized by the Company; and, when duly executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles; and the Remarketing Agreement will conform in all material respects, to the description thereof contained in the Prospectus as amended or supplemented with respect to the Designated Units;

              (j) Prior to the execution and delivery of the Pricing Agreement relating to the Designated Units, the Purchase Contracts included in such Designated Units shall have been duly and validly authorized by the Company and, at the First Time of Delivery will be duly


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

         executed, authenticated and delivered in accordance with the related Purchase Contract Agreement and paid for in accordance with the terms of this Agreement and the Pricing Agreement and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles; the issuance of the Purchase Contracts is not subject to any preemptive or similar rights; and the Purchase Contracts will conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented with respect to the Designated Units;

              (k) Prior to the execution and delivery of the Pricing Agreement relating to the Designated Units, the Underlying Notes included in such Designated Units shall have been duly and validly authorized, and, when such Underlying Notes are issued and delivered, such Underlying Notes will have been duly executed, authenticated and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles and entitled to the benefits provided by the Indenture;

              (l) The Indenture is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, at the Time of Delivery for such Underlying Notes (as defined in Section 4 hereof), will be duly executed and delivered by the Company and will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium  and other  laws of  general  applicability  relating  to or affecting creditors' rights and remedies and to general equity principles; and the Indenture and such Underlying Notes will conform, in all material respects, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to the Designated Units;

              (m) Prior to the execution and delivery of the Pricing Agreement relating to the Designated Units, the Firm Units and any Optional Units shall have been duly and validly authorized, and, when the Firm Units are issued and delivered pursuant to the related Purchase Contract Agreement, this Agreement and the Pricing Agreement with respect to such Designated Units and, in the case of any Optional Units, pursuant to each option to purchase additional units (as described in Section 3 hereof) with respect to such Units, such Designated Units will be duly and validly executed, authenticated and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles and entitled to the benefits provided by such Purchase Contract Agreement; the Designated Units and the Underlying Shares will be duly registered under the Exchange Act and will be authorized for listing on the New York Stock Exchange subject to official notice of issuance, in each case, prior to the First Time of Delivery; and the Designated Units will conform in all material respects to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Designated Units;

              (n) The issue and sale of the Units, the Underlying Notes and the Underlying Shares, the execution and delivery of this Agreement and any Pricing Agreement and the compliance by the Company with all of the provisions of this Agreement, any Pricing Agreement, the Remarketing Agreement, the Purchase Contract Agreement, the Pledge Agreement, the Indenture, the Purchase Contracts, the Units and each option to purchase additional units (as described in Section 3 hereof), if any, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant
         Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Association or the Memorandum of Association (or
         similar  organizational  documents)  of  the  Company  or  any  of  its
         Significant Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body ("Governmental Agency") having jurisdiction over the Company or any of its Significant Subsidiaries or any of its properties except in each case (other than with respect to such Articles of Association or Memorandum of Association (or similar organizational documents)) for such conflicts, violations, breaches or defaults which would not result in a Material Adverse Effect;

              (o) No consent, approval, authorization, order, filing, registration or qualification of or with any such Governmental Agency (a "Governmental Authorization") is required for the issue and sale by the Company of the Units or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement or any option to purchase Optional Units, or the Indenture, or the
         Remarketing Agreement, or the Purchase Contract Agreement, or the Purchase Contracts, or the Pledge Agreement, except such as have been, or will have been prior to each Time of Delivery (as defined in Section 4 hereof), obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters and other filings, if any, required to be made under the New York Uniform Commercial Code to perfect the Company's security interest as contemplated by the Pledge Agreement and the filing of any registration statements required in connection with the remarketing of the Underlying Notes as contemplated by the Purchase Contract Agreement;

              (p) All of the issued share capital of each Significant Subsidiary of the Company which is a corporation has been duly and validly authorized and issued, is fully paid and non-assessable and (except for directors' qualifying shares) is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (for purposes of this agreement, "Subsidiary" means, as applied to any person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of greater than 50% of the outstanding Voting Shares of such person is, at any time, directly or indirectly, owned by such person and/or one or more subsidiaries of such person and "Significant Subsidiary" shall have the meaning of "significant subsidiary" as set forth in Regulation S-X under the Act; for purposes of the definition of " Subsidiary," "Voting Shares" means, with


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

         respect to any corporation, the capital stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency));

              (q) None of the transactions contemplated to be performed by the Company by this Agreement (including, without limitation, the use of the proceeds from the sale of the Designated Units) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

              (r) Prior to the date hereof, neither the Company nor, to the Company's knowledge, any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Designated Units in violation of the Exchange Act;

              (s) Other than as set forth or incorporated by reference in the Prospectus, or as encountered in the ordinary course of business in the Company's claims activities, there are no legal or governmental actions, suits or proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject, which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the operations of the Company and its Significant Subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

              (t) The financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis;

              (u) The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

              (v) The Company is subject to Section 13 or 15(d) of the Exchange Act;

              (w) Neither the Company nor any of its Significant Subsidiaries is in violation of its Articles of Association or Memorandum of Association (or similar organizational documents) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults which would not result in a Material Adverse Effect;

              (x) The  statements  set forth in the  Prospectus  as  amended  or supplemented relating to the Designated Units under the captions "Description of the Equity Security Units," "Description of the Senior Notes," "Prospectus Supplement Summary," "Description of XL Capital Share Capital," "Description of XL Capital Ordinary Shares," "Description of XL Capital Ordinary Share Purchase Contracts and Ordinary Share Purchase Units" and "Description of XL Capital Debt Securities", insofar as they purport to constitute a summary of the terms of the Units, the Underlying Notes, the Purchase Contracts, the Underlying Shares and the other transaction documents described therein and the statements set forth under the caption "Certain Tax Considerations" in the Prospectus as amended or supplemented relating to the Designated Units insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair in all material respects;

              (y) The Company is not and, after giving effect to the offering and sale of the Units, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

              (z)  PricewaterhouseCoopers   LLP,  the  Company's  auditors,  are
         independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

              (aa) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with
         (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Underwriters of the Designated Units (including the Underlying Shares and the Underlying Notes) or (B) the sale or delivery outside the Cayman Islands by the Underwriters of the Designated Units (including the Underlying Shares and the Underlying Notes) to the initial purchasers thereof, other than as described in the opinion of Hunter & Hunter delivered pursuant to Section 7(d) of this Agreement.

         3. Upon the execution of the Pricing Agreement applicable to any Designated Units and authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

         The Company may specify in the Pricing Agreement applicable to any Designated Units that the Company thereby grants to the Underwriters the right to purchase at their election up to the number of Optional Units set forth in such Pricing Agreement, on the terms set forth in the paragraph above. Any such election to purchase Optional Units may be exercised by written notice from the Representatives to the Company, given within a period specified in the Pricing Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Pricing Agreement.

         The number of Optional Units to be added to the number of Firm Units to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated

Units shall be, in each case, the number of Optional Units which the Company has been advised by the Representatives have been attributed to such Underwriter; PROVIDED THAT, if the Company has not been so advised, the number of Optional Units to be so added shall be, in each case, that proportion of Optional Units which the number of Firm Units to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate number of Firm Units (rounded as the Representatives may determine to the nearest 40 Units). The total number of Designated Units to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate number of Firm Units set forth in
Schedule I to such Pricing Agreement plus the aggregate number of Optional Units which the Underwriters elect to purchase.

         4. Certificates for the Firm Units and the Optional Units to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least twenty-four hours in advance as specified in such Pricing Agreement, (i) with respect to the Firm Units, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "First Time of Delivery" and (ii) with respect to the Optional Units, if any, in the manner and at the time and date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Units, or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, herein called the "Second Time of Delivery". Each such time and date for delivery is herein called a "Time of Delivery".

         5. The Company agrees with each of the  Underwriters  of any Designated
Units:

              (a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Units in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Units or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Units and prior to any Time of Delivery for such Units which shall be disapproved by the Representatives for such Units promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement so long as the delivery of a prospectus is required in connection with the offering or sale of such Units and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Units, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Units, of the suspension of the qualification of such Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Units or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order; Goldman, Sachs & Co. shall advise the Company when the delivery of a prospectus is no longer required in connection with the offer or sale of Units pursuant to this
         Section 5(a);

              (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Units, the Underlying Shares, the Purchase Contracts and the Underlying Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Units, the Underlying Shares, the Purchase Contracts and the Underlying Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

              (c) Prior to 3:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus as amended or supplemented in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

              (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

              (e) That during the period beginning from the date hereof and continuing until the date 90 days after the date of this Underwriting Agreement, not to offer to sell, sell, contract to sell or otherwise dispose of, except as provided hereunder with regard to the Firm Units and the Optional Units, if any, any Ordinary Shares, equity-linked securities or Units (including the related Purchase Contracts and Underlying Notes) of the Company or any securities that are substantially similar to Ordinary Shares, equity-linked securities or Units (including the related Purchase Contracts and Underlying Notes), or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares, equity-linked securities or Units (other than sales of Ordinary Shares (i) pursuant to employee benefit plans existing on the date of this Agreement, (ii) in connection with any repurchase or conversion of any of the Company's Zero-Coupon Convertible Debentures due 2021 or (iii) pursuant to this Agreement), without the prior written consent of Goldman, Sachs & Co. and Citigroup Global Markets Inc., on behalf of the Underwriters;

              (f) That the Underwriters shall have received letters, dated the First Time of Delivery, from Michael Esposito, Jr. and Brian O'Hara whereby each such person agrees, for the period commencing on the date of the Time of Delivery and ending 60 days after the date of the Underwriting Agreement, not to offer to sell, sell, contract to sell or otherwise dispose of any Ordinary Shares, equity-linked securities or Units (including the related Purchase Contracts and Underlying Notes) of the Company or any securities that are substantially similar to Ordinary Shares, equity-linked securities or Units (including the related Purchase Contracts and Underlying Notes), or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares, equity-linked securities or Units (other than sales of Ordinary Shares (i) pursuant to Rule 10b5-1 programs for such director or officer existing on the date of this Agreement, (ii) in an amount not greater than 10% of the number of Ordinary Shares held by each such person on the date of this Agreement or (iii) at any time after the date on which such person ceases to be a director or officer of the Company), without the prior written consent of Goldman, Sachs & Co. and Citigroup Global Markets Inc., on behalf of the Underwriters;

              (g) To use its best efforts to cause the Designated Units and the Underlying Shares to be listed, and to maintain the listing of the Designated Units and the Underlying Shares, on the New York Stock Exchange;

              (h) To use the net proceeds received by it from the sale of the Designated Units pursuant to this Agreement and the Pricing Agreement in the manner set forth in the Prospectus as amended or supplemented under the caption "Use of Proceeds;"

              (i) To enter into the Remarketing Agreement with a nationally recognized investment banking firm at least one month prior to the Remarketing Date, such Remarketing Agreement to contain provisions that are consistent in all material respects with the descriptions in the Prospectus as amended or supplemented of the rights and obligations of each of the Company, the Purchase Contract Agent and the Remarketing Agent under the Remarking Agreement;

              (j) To reserve and keep available at all times, free of preemptive rights, Ordinary Shares for the purpose of enabling the Company to satisfy its obligation to issue the Underlying Shares in accordance with the provisions of such Purchase Contracts; and

              (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of the Pricing Agreement with respect to the Designated Units, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company covenants and agrees with the several Underwriters, subject to any agreements between the Company and the Representatives relating to expenses, that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Units under the Act and the issuance and sale of the Designated Units and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Remarketing Agreement, any Purchase Contract Agreement, any Purchase Contracts, any Pledge Agreement, any Blue Sky Memorandum, closing documents (including compilations thereof); (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Underlying Notes; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the National Association of Securities Dealers, Inc. of the terms of the sale of the Units; (vi) the cost of preparing the Units, the Underlying Notes and certificates for the Underlying Shares; (vii) the fees and expenses of any Trustee, any Purchase Contract Agent, any Collateral Agent, any Custodial Agent, any Securities Intermediary, any Remarketing Agent, any Registrar, any Transfer Agent, Dividend Disbursing Agent, or any Calculation Agent and any agent of any Trustee, Purchase Contract Agent, Collateral Agent, Custodial Agent, Securities Intermediary, Remarketing Agent, Registrar, Transfer Agent, Dividend Disbursing Agent, or Calculation Agent and the fees and disbursements of counsel for any such persons in connection with any Indenture, any Remarketing Agreement, any Purchase Contract Agreement, any Purchase Contracts and any Pledge Agreement; (viii) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (ix) all expenses and taxes arising as a result of the issuance, sale and delivery of the Designated Units, of the sale and delivery outside of the Cayman Islands of the Designated Units by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement and the Pricing Agreement, including, in any such case, any Cayman Islands income, capital gains, withholding, transfer or other tax asserted against a Underwriter by reason of the purchase and sale of the Designated Units pursuant to the Underwriting Agreement and the Pricing
Agreement; (x) any cost incurred in connection with the listing of the Designated Units or the Underlying Shares on the New York Stock Exchange; and
(xi) all other costs and expenses incident to the performance of its obligations hereunder, under any Pricing Agreement and under any options to purchase additional Units which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8, 11 and 19 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Units by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters of any Designated Units under the Pricing Agreement relating to such Designated Units shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Units are, at and as of each Time of Delivery for such Designated Units, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

              (a) The Prospectus as amended or supplemented in relation to such Designated Units shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of the Pricing Agreement with respect to such Designated Units; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

              (b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion or opinions and letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, in the form attached hereto in Annex II-1 and Annex II-2, respectively, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

              (c) Cahill Gordon & Reindel LLP, United States counsel for the Company, shall have furnished to the Representatives their written opinion or opinions and letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, in the form attached hereto in Annex III-1 and Annex III-2, respectively;

              (d) Hunter & Hunter, Cayman Islands counsel for the Company, shall have furnished to the Representatives their written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, in the form attached hereto in Annex IV;

              (e) Paul S. Giordano, Executive Vice President and General Counsel to the Company, shall have furnished to the Representatives his written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, in the form attached hereto in Annex V;

              (f) White & Case, counsel to U.S. Bank National Association, as Purchase Contract Agent and Collateral Agent, shall have furnished their written opinion or opinions dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives in the form attached hereto in Annex VI;

              (g) On the date of the Pricing Agreement for such Designated Units and at each Time of Delivery for such Designated Units, PricewaterhouseCoopers LLP, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives;

              (h) (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Units any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Units, and
         (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Units, there shall not have been any change in the capital stock (other than changes resulting from the exercise of share or over-allotment options or the conversion of warrants or capital stock which were outstanding as of such date, or from the exercise of options granted after such date in the ordinary course of business or from repurchases of capital stock) or long-term debt of the Company or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Significant Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Units, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Designated Units on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Designated Units;

              (i) On or after the date of the Pricing Agreement relating to the Designated Units (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or the Company's financial strength or claims paying ability by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) other than any announcements made prior to the date of the Pricing Agreement, no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or the Company's financial strength or claims paying ability;

              (j) On or after the date of the Pricing Agreement  relating to the
         Designated  Units there shall not have  occurred any of the  following:
         (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the "Exchange"); (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities in New York, the Cayman Islands or Bermuda declared by the relevant authority or a material disruption in commercial banking or securities settlement or clearance services in the United States or any other relevant jurisdiction; (iv) the outbreak or escalation of hostilities involving the United States, the Cayman Islands or Bermuda or the declaration by the United States, the Cayman Islands or Bermuda of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Designated Units on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Designated Units; (v) a change or development involving a prospective change in the Cayman Islands or Bermuda taxation affecting the Company, the Designated Units or the transfer thereof or the imposition of exchange controls by the United States, Bermuda or the Cayman Islands or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or currency exchange rates or controls in the United States, the Cayman Islands, Bermuda or elsewhere, if the effect of any such event specified in this clause (vi) in the judgment of the Representatives is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Designated Units on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Designated Units;

              (k) The Units and the Underlying Shares at each Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

              (l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of the Pricing Agreement relating to such Designated Units;

              (m) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up agreement from each person listed in Section 5(f) in form and substance reasonably satisfactory to the Representatives;

              (n) The Company shall have furnished or caused to be furnished to the Representatives at each Time of Delivery for the Designated Units certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) relating to the effectiveness of the Registration Statement and no stop orders, the matters set forth in subsections (h) and (i) of this Section and as to such other matters as the Representatives may reasonably request; and

              (o) Prior to each Time of Delivery, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Units, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal expenses of one counsel (in addition to any local counsel) engaged reasonably incurred by such

Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus and any other prospectus relating to the Units, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Units through the Representatives expressly for use in the Prospectus as amended or supplemented relating to the such Units.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Units, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Units, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred, including the reasonable fees and expenses of one counsel (in addition to any applicable local counsel).

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation (except as set forth below). Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Units on the other from the offering of the Designated Units to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Units on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Units in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Units and not joint.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Firm Units or Optional Units which it has agreed to purchase under the Pricing Agreement relating to such Units, the Representatives may in their discretion arrange for themselves or another party or other parties satisfactory to the Company to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Firm Units or Optional Units, as the case may be, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Units on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Units, or the Company notifies the Representatives that it has so arranged for the purchase of such Units, the Representatives or the Company shall have the right to postpone a Time of Delivery for such Units for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Units.

         (b) If, after giving effect to any arrangements for the purchase of the Firm Units or Optional Units, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection
(a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of the Firm Units or Optional Units, as the case may be, to be purchased at the respective Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Firm Units or Optional Units, as the case may be, which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Units and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Units or Optional Units, as the case may be, which such Underwriter agreed to purchase under such Pricing Agreement) of the Firm Units or Optional Units, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Firm Units or Optional Units, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection
(a) above, the aggregate number of Firm Units or Optional Units, as the case may be, which remains unpurchased exceeds one-eleventh of the aggregate number of the Firm Units or Optional Units, as the case may be, to be purchased at the respective Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Units or Optional Units, as the case may be, of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Firm Units or the option to purchase additional Units relating to such Optional Units, as the case may be, shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Units.

         11. If any Pricing Agreement or option to purchase additional Units shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Firm Units or Optional Units with respect to which such Pricing Agreement shall have been terminated except as provided in Sections 6, 8 and 19 hereof; but, if for any other reason, Designated Units are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Units, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Units except as provided in Sections 6, 8 and 19 hereof.

         12. In all dealings hereunder, the Representatives of the Underwriters of Designated Units shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its principal address, which address will be supplied to the Company by the Representatives upon written request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement, any Pricing Agreement or the transactions contemplated hereby or thereby may be instituted in the federal district court for the Southern District of New York and the New York County Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement, any Pricing Agreement or the transactions contemplated hereby or thereby which may be instituted in the federal district court for the Southern District of New York and the New York County Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

         15. Time shall be of the essence in each Pricing Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business. "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         16. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         17. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         18. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

         19. In respect of any judgment or order given or made for any amount due hereunder or under any Pricing Agreement that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

      [Remainder of Page Intentionally Left Blank; Signature Page Follows]

                  If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives counterparts hereof.

                                        Very truly yours,
                                        XL Capital Ltd

                                        By:      /s/ PAUL S. GIORDANO
                                            ------------------------------------
                                              Name:  Paul S. Giordano
                                              Title: Executive Vice President,
                                                     General Counsel & Secretary

Accepted as of the date hereof:

Goldman, Sachs & Co.,
Citigroup Global Markets Inc.,
Deutsche Bank Securities Inc., and
J.P. Morgan Securities Inc.

     /s/ GOLDMAN, SACHS & CO.
------------------------------------
      (Goldman, Sachs & Co.)

                                                                         ANNEX I

                                PRICING AGREEMENT

Goldman, Sachs & Co.,
Citigroup Global Markets Inc.,
Deutsche Bank Securities Inc., and
J.P. Morgan Securities Inc.
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

    As Representatives of the several
      Underwriters named in Schedule I hereto


                                                                  March 17, 2004

Ladies and Gentlemen:

         XL Capital Ltd, a Cayman Islands exempted limited company (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 17, 2004 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Units specified in Schedule II hereto (the "Designated Units") consisting of Firm Units and any Optional Units the Underwriters may elect to purchase. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Units which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Units pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Units, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in

Schedule II hereto, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in
Schedule II hereto that portion of the number of Optional Units as to which such election shall have been exercised.

         The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Units set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above. Any such election to purchase Optional Units may be exercised by written notice from Goldman, Sachs & Co. and Citigroup Global Markets, Inc. to the Company, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by Goldman, Sachs & Co. and Citigroup Global Markets, Inc., but in no event earlier than the First Time of Delivery or later than 13 calendar days after the First Delivery Date or, unless Goldman, Sachs & Co., Citigroup Global Markets, Inc. and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                       Very truly yours,

                                       XL Capital Ltd

                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


Accepted as of the date hereof:

Goldman, Sachs & Co.,
Citigroup Global Markets Inc.,
Deutsche Bank Securities Inc., and
J.P. Morgan Securities Inc.







----------------------------------
      (Goldman, Sachs & Co.)


For themselves and the other several
Underwriters  named in Schedule I to
the foregoing Agreement.

                                                          SCHEDULE I


                                                                                                 MAXIMUM NUMBER OF
                                                                             NUMBER OF FIRM           OPTIONAL
                                                                              UNITS TO BE        UNITS WHICH MAY BE
                                 UNDERWRITER                                   PURCHASED             PURCHASED
                                 -----------                                   ---------             ---------
Goldman, Sachs & Co.                                                           5,188,800           1,500,000
Citigroup Global Markets Inc.                                                  5,188,800           1,500,000
Deutsche Bank Securities Inc.                                                  5,188,800           0
J.P. Morgan Securities Inc.                                                    4,191,000           0
Banc One Capital Markets, Inc.                                                 997,500             0
Barclays Capital Inc.                                                          997,500             0
Merrill Lynch, Pierce, Fenner & Smith Incorporated                             997,500             0
Morgan Stanley & Co. Incorporated                                              997,500             0
UBS Securities LLC                                                             997,500             0
Wachovia Capital Markets, LLC                                                  997,500             0
ABN Amro Rothschild LLC                                                        266,100             0
BNP Paribas Securities Corp.                                                   266,100             0
BNY Capital Markets, Inc.                                                      266,100             0
Comerica Securities, Inc.                                                      266,100             0
Credit Lyonnais Securities (USA) Inc.                                          266,100             0
Dowling & Partners Securities, LLC                                             266,100             0
Fleet Securities, Inc.                                                         266,100             0
Fox-Pitt, Kelton Inc.                                                          266,100             0
HSBC Securities (USA) Inc.                                                     266,100             0
ING Financial Markets LLC                                                      266,100             0
Keefe, Bruyette & Woods                                                        266,100             0
Lazard Freres & Co. LLC                                                        266,100             0
McDonald Investments Inc., A KeyCorp Company                                   266,100             0
Sandler O'Neill & Partners, L.P.                                               266,100             0
Scotia Capital (USA) Inc.                                                      266,100             0
The Royal Bank of Scotland plc                                                 266,100             0
        Total...........................................................       30,000,000          3,000,000
                                                                               ==========          =========

                                   SCHEDULE II

TITLE OF DESIGNATED UNITS:

         6.50% Equity Security Units (the "Units"). Each Unit has a stated amount of $25 and will initially consist of (a) a contract pursuant to which the holder agrees to purchase Ordinary Shares of the Company on May 15, 2007 (collectively, the "Purchase Contracts") and (b) a 1/40, or 2.5%, ownership interest in a 2.53% Senior Note due May 15, 2009 of the Company with a principal amount of $1,000 (collectively, the "Underlying Notes").

NUMBER OF UNITS:

Number of Firm Units:  30,000,000
Maximum Number of Optional Units:  3,000,000

INITIAL OFFERING PRICE TO PUBLIC PER UNIT:

         $25, plus accumulated Contract Adjustment Payments and interest on the Underlying Notes, if any, from March 23, 2004.

PURCHASE PRICE BY UNDERWRITERS PER UNIT:

         $24.2483, plus accumulated Contract Adjustment Payments and interest on the Underlying Notes, if any, from March 23, 2004.

UNDERWRITERS' COMMISSION PER UNIT:

         $0.7517

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Same-Day funds

INDENTURE:

         Indenture, dated January 23, 2003, between the Company and U.S. Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture, to be dated as of March 23, 2004

PURCHASE CONTRACT AGREEMENT:

         Purchase Contract Agreement, to be dated as of March 23, 2004, between the Company and U.S. Bank National Association, as Purchase Contract Agent

PLEDGE AGREEMENT:

         Pledge Agreement, to be dated as of March 23, 2004, between the Company and U.S. Bank National Association, as Purchase Contract Agent, and U.S. Bank Trust National Association, as Collateral Agent, Custodial Agent and Securities Intermediary

REMARKETING AGREEMENT:

         Remarketing Agreement, to be entered into between the Company and a nationally recognized investment bank, as the Remarketing Agent

STOCK PURCHASE DATE:

         May 15, 2007

CONTRACT ADJUSTMENT PAYMENTS:

         3.97% per annum

PAYMENT DATES OF CONTRACT ADJUSTMENT PAYMENTS:

         February 15, May 15, August 15 and November 15, commencing on May 15, 2004 and ending on the Stock Purchase Date

REFERENCE PRICE:

         $75.19

THRESHOLD APPRECIATION PRICE:

         $93.99

MATURITY OF UNDERLYING NOTES:

         May 15, 2009

INTEREST RATE ON UNDERLYING NOTES:

         2.53% per annum

INTEREST PAYMENT DATES OF UNDERLYING NOTES:

         Initially, February 15, May 15, August 15 and November 15, commencing on May 15, 2004, and, following the earlier of a successful remarketing and the Stock Purchase Date, semi-annually on May 15 and November 15

RECORD DATES FOR CONTRACT ADJUSTMENT PAYMENTS AND INTEREST PAYMENTS:

         The relevant record dates will be the 15th calendar day prior to the relevant payment dates

INITIAL REMARKETING DATE:

         The ninth Business Day prior to the Stock Purchase Date

REDEMPTION PROVISIONS:

         The Underlying Notes are redeemable at the option of the Company if a Special Event (as defined in the Indenture) occurs in accordance with, and subject to, the terms set forth in the Indenture

SINKING FUND PROVISIONS:

         No sinking fund provisions

DEFEASANCE PROVISIONS:

         No defeasance provisions

TIME OF DELIVERY:

         9:30 A.M., New York City time, on March 23, 2004 (which is four business days after the date of the Pricing Agreement relating to the Units, which date may be delayed by agreement among the Representatives and the Company (as defined therein))

FORM AT TIME OF DELIVERY:

         Book-entry only

CLOSING LOCATION:

         Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017

DELAYED DELIVERY:

         None

NAMES AND ADDRESSES OF REPRESENTATIVES:

         Designated Representatives:          Goldman, Sachs & Co.,
                                              Citigroup Global Markets Inc.,
                                              Deutsche Bank Securities Inc., and
                                              J.P. Morgan Securities Inc.

         Address for Notices, etc.:           Goldman, Sachs & Co.
                                              85 Broad Street
                                              New York, New York 10004.

                                                                      ANNEX II-1

                 SIMPSON THACHER & BARTLETT LLP FORM OF OPINION

                                                                      ANNEX II-2

        SIMPSON THACHER & BARTLETT LLP FORM OF NEGATIVE ASSURANCE LETTER

                                                                     ANNEX III-1

                   CAHILL GORDON & REINDEL LLP FORM OF OPINION

                                                                     ANNEX III-2

          CAHILL GORDON & REINDEL LLP FORM OF NEGATIVE ASSURANCE LETTER

                                                                        ANNEX IV

                         HUNTER & HUNTER FORM OF OPINION

                                                                         ANNEX V

                         XL CAPITAL LTD FORM OF OPINION

                                                                        ANNEX VI

                          FORM OF OPINION OF COUNSEL TO

                  PURCHASE CONTRACT AGENT AND COLLATERAL AGENT